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                                                                    EXHIBIT 10.4



                    [BLAKE DAWSON WALDRON LAWYERS LETTERHEAD]


                            SYSTEM UPGRADE AGREEMENT

                                ACRES GAMING INC

                                  CROWN LIMITED





                                  7 June 1999
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                                    CONTENTS



1.    INTERPRETATION                                                      1

2.    ACRES'S OBLIGATIONS                                                 4

3.    CROWN'S OBLIGATIONS                                                 4

4.    LICENCE AND ESCROW ARRANGEMENT                                      5

5.    DELIVERY, INSTALLATION AND COMMISSIONING                            5

6.    ACCEPTANCE                                                          6

7.    COOPERATION                                                         6

8.    UPGRADES OF SOFTWARE AND ASSOCIATED DOCUMENTATION                   6

9.    TRAINING                                                            7

10.   PAYMENT                                                             7

11.   PRICE                                                               7

12.   WARRANTY SUPPORT                                                    8

13.   HARDWARE ACCEPTANCE                                                 8

14.   INTELLECTUAL PROPERTY WARRANTIES AND INDEMNITY                      8

15.   CONFIDENTIALITY                                                     9

16.   WARRANTIES                                                         10

17.   REPRESENTATIONS AND WARRANTIES                                     10

18.   LIABILITY OF ACRES IS LIMITED                                      11

19.   TERMINATION                                                        11

20.   CONTROLLED CONTRACT PROVISIONS                                     12

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
21.   FORCE MAJEURE EVENTS                                               13

22.   DISPUTES                                                           14

23.   NOTICES                                                            14

24.   MUTUAL CO-OPERATION                                                15

25.   GENERAL                                                            15

SCHEDULE

1.    FUNCTIONAL SPECIFICATION                                           17

2.    PRICE SCHEDULE                                                     18

3     TIME LINE                                                          20

4     END USER SOFTWARE LICENSE AGREEMENT                                21

5     LIST OF EQUIPMENT TO BE RETURNED TO ACRES                          26



                                                                              ii
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                            SYSTEM UPGRADE AGREEMENT

DATE 7 June 1999

PARTIES

       ACRES GAMING INC of 815 NW Ninth Street, Corvallis Oregon, USA ("ACRES")

       CROWN LIMITED ACN 006 973 262 of 99 Queensbridge Street, Southbank Victoria, Australia ("CROWN")

RECITALS

A. Crown has installed at the Southbank Complex the System which is made up of components created by Aristocrat, Acres and Crown.

B.     Crown wishes to upgrade the System.

C. Crown and Acres have agreed that Acres will upgrade part of the System by delivering and installing the Acres Component on the terms set out in this agreement.

OPERATIVE PROVISIONS:

1.     INTERPRETATION

1.1    DEFINITIONS

       In this Agreement, unless the context otherwise requires:

       "ACCEPTANCE NOTIFICATION" has the meaning given in clause 6;

       "ACRES COMPONENT" means that part of the System to be upgraded by Acres as set out in the Functional Specification;

       "ARISTOCRAT" means Aristocrat Leisure Industries Pty Ltd ACN 001 660 715 of 71 Longueville Road, Lane Cove, NSW 2066;

       "ARISTOCRAT COMPONENT" means that part of the System to be upgraded by Aristocrat as set out in the Functional Specification;

       "ASSOCIATED DOCUMENTATION" means the operating, programming and user manuals, modification manuals, flow charts, drawings, design documentation and other materials relating to the Software and as amended from time to time under this agreement;

       "CONFIDENTIAL INFORMATION" means in relation to a party, information that:

       (a)    is by nature confidential; or

       (b)    is designated by a party to be confidential; or

       (c) the other party knows or ought reasonably to know is confidential including:

              (i) information comprised of or relating to any intellectual property rights of the party;

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              (ii)   information relating to the financial position of the
                     party, and in particular, includes information relating to the assets or liabilities of the party and any other matter that does or may affect the financial position or reputation of the parties;

              (iii) information relating to the internal management structure of the party, or the personnel, policies and strategies of the parties;

              (iv)   business plans;

              (v) information of the party to which the other party has access other than information referred to in paragraphs
                     (i), (ii) and (iii) that has any actual potential commercial value to the first party or to the person or corporation which supplied that information; and

              (vi) information in the party's possession relating to another party's clients or suppliers, and like information;

       "CROWN COMPONENT" means that part of the System to be upgraded by Crown as set out in the Functional Specification;

       "INTELLECTUAL PROPERTY RIGHTS" means all and any intellectual and industrial property rights whether conferred under statute, or common law or in equity including without limitation rights to patents, designs, trade marks, trade names, circuit layouts, confidential information and copyright;

       "END USER SOFTWARE LICENSE AGREEMENT" means the software license agreement set out in Schedule 4;

       "FUNCTIONAL SPECIFICATION" means the functional design specification for the upgraded System set out in Schedule 1;

       "HARDWARE" means the hardware forming part of the Acres Component and such items described as hardware in the Functional Specification which are purchased by Crown from time to time;

       "PRICE" means the amount payable to Acres calculated in accordance with clause 11;

       "PRICE SCHEDULE" means the schedule of components and unit prices set out in Schedule 2;

       "SOFTWARE" means the software forming part of the Acres Component (together with user manuals and any enhancement, modification or new release), any software of Acres used in the System (other than the Acres Component) and such items described as Software in the Functional Specification which are purchased by or licensed to Crown from time to time;

       "SOUTHBANK COMPLEX" means the Crown Casino complex in Melbourne,
       Victoria;

       "SYSTEM" means the gaming machine management system as operated by Crown at the Southbank Complex;

       "TIME LINE" means the time line set out in Schedule 3;

       "VCGA" means the Victorian Casino and Gaming Authority;

       "VCGA TECHNICAL REQUIREMENTS DOCUMENT" means the document issued by the VCGA entitled "Technical Requirements for Gaming Machines and Electronic Monitoring systems in the Melbourne Casino - Version 2.0";

       "WARRANTY PERIOD" means the period of 12 months commencing on the date Acceptance Notification is given by Crown to Acres;



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       "WARRANTY SUPPORT" means service and support provided by Acres to Crown sufficient to ensure that the Acres Component functions at all times in accordance with the Functional Specification so as to maintain satisfactory functionality performance and response times provided always that "Warranty Support" will not include any defect or fault in the Acres Component which arises out of or is caused by:

       (i)    improper use of the Acres Component by Crown;

       (ii) operation of the Acres Component other than in accordance with Associated Documentation;

       (iii) modification of the whole or any part of the Acres Component not approved by Acres; and

       (iv) use of the Acres Component contrary to law or other than for the purpose of legal gaming; and

       "YEAR 2000 COMPLIANT" means that neither the performance nor the functionality of the Acres Component will be affected by dates prior to, during or after the year 2000 and in particular:

       (a) no value for current dates will cause any interruption in operation;

       (b) date-based functionality will behave consistently for dates prior to, during and after the year 2000;

       (c) in all interfaces and data storage, the century in any date will be specified either explicitly or by unambiguous algorithms or inferencing rules;

       (d) the year 2000 will be recognised as a leap year in terms of handling the 29th of February and day 366; and

       (e) the Acres Component will satisfy VCGA year 2000 testing requirements;

1.2    GENERAL

       In this agreement, unless the context otherwise requires:

       (a) a reference to any legislation or legislation provision includes any statutory modification or re-enactment of or legislative provision substituted for, any subordinate legislation issued under, that legislation or legislative provision;

       (b) a reference to a recital, clause, schedule, annexure or exhibit is to a recital, clause, schedule, annexure or exhibit of or to this agreement;

       (c) a recital, schedule, annexure or a description of the parties forms part of this agreement;

       (d) a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

       (e) a reference to any party to this agreement or any other document or arrangement includes that party's executors, administrators, substitutes, successors and permitted assigns;

       (f) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

       (g)    the singular includes the plural and vice versa;

       (h) a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government or vice versa;

       (i) a reference to an act or omission by a party includes a reference to an act or omission by that party's employees, servants and agents; and

       (j)    a reference to "dollars" and "$" is to Australian currency.

1.3    HEADINGS

       In this agreement, headings are for convenience of reference only and do not affect interpretation.

2.     ACRES'S OBLIGATIONS

2.1 In consideration of Crown complying with its obligations set out in clause 3 it is a fundamental term of this agreement that Acres shall:

       (a) develop, deliver and commission at the Southbank Complex the Acres Component, (free from encumbrances) which must comply with the Functional Specification;

       (b)    assist and support installation by Crown of the Software;

       (c)    use its best efforts to comply with the Time Line;

       (d) grant a licence (or secure the grant of a licence or sub-licence) to Crown of the Intellectual Property Rights in the Acres Component in accordance with clause 4;

       (e) promptly provide all upgraded versions of the Software and Associated Documentation in accordance with clause 8;

       (f)    train Crown personnel in accordance with clause 9;

       (g)    write and produce the necessary copies of the Associated
              Documentation;

       (h) while at the Southbank Complex performing its obligations under this agreement:

              (i)    comply with all reasonable directions given by Crown; and

              (ii) comply with all approvals, laws and regulations necessary to perform its obligations under this agreement;

       (i) participate in VCGA testing and assist Crown with obtaining VCGA approval of the Acres Component at the Southbank Complex, including, without limitation, supplying to Crown the items specified in paragraph 7.2(d) of the Functional Specification; and

       (j) fully cooperate with VCGA testers so as to ensure the timely approval of the Acres Component by the VCGA.

3.     CROWN'S OBLIGATIONS

       In consideration of Acres complying with its obligations set out in clause 2, Crown agrees to:

       (a)    pay to Acres the Price in accordance with clause 10;

       (b) prepare the Southbank Complex, at its expense, in order to allow Acres to perform its obligations under this agreement and without limitation to this clause, further agrees to ensure that there will be for the purpose of installation an adequate supply of electricity, adequate electrical items and fittings and appropriate environmental conditions for the Acres Component;

       (c) allow reasonable access to Acres's employees or contractors to the Southbank Complex or such other premises owned or occupied by Crown, to permit Acres to perform its obligations under this agreement;

       (d) only use the Acres Component at the Southbank Complex and not sub-license to any third party the whole or any part of the Acres Component;

       (e)    use its best efforts to comply with the Time Line;

       (f) procure the cooperation of any third parties, including gaming machine vendors and the VCGA, required to implement the upgrade to the System;

       (g) pay for and manage the obtaining of VCGA approval for the upgrade to the System; and

       (h)    at Crown's expense, return to Acres the items listed in Schedule
              5.

4.     LICENCE AND ESCROW ARRANGEMENT

4.1 Crown acknowledges that the Software and Associated Documentation supplied by Acres to Crown are the property of Acres, and Crown agrees to execute the End User Software License Agreement upon giving Acceptance Notification to Acres.

4.2 In the case of third party software that is supplied by Acres for the operation of the Software, Acres shall procure for the benefit of Crown the right to implement and use such third party software in connection with the Software.

4.3 Immediately after receiving the Acceptance Notification pursuant to clause 6.3, Acres shall provide Crown with a complete copy of the Software and a further copy of the Associated Documentation.

4.4 Acres undertakes that after receipt by Acres of the Acceptance Notification, when and if requested to do so by Crown, it will deposit the source code of all Software with a third party ("the Escrow Custodian"). The deposit of the source code with the Escrow Custodian shall be at Crown's expense and must be governed by an agreement, acceptable to Crown, to which Acres, Crown and the Escrow Custodian are parties, under which the source code will be released to Crown if Acres becomes or is at serious and substantial risk of becoming subject to any form of insolvency, administration or receivership or anything analogous or Acres ceases or threatens to cease trading.

5.     DELIVERY, INSTALLATION AND COMMISSIONING

5.1 Acres shall deliver to Crown the Hardware at an address in Melbourne nominated by Crown and shall ensure that the Hardware is ready for use by Crown and is configured and able to be operated in accordance with the Functional Specification on or before the dates specified in the Time Line unless otherwise agreed between the parties.

5.2 Acres shall deliver to Crown the Software at an address in Melbourne nominated by Crown and shall ensure that the Software is ready for use by Crown and is configured and able to be operated in accordance with the Functional Specification on or before the dates specified in the Time Line unless otherwise agreed between the parties. Acres shall assist and support Crown in the installation of the Software.

5.3 Acres shall immediately notify Crown once it has complied with its obligations under clauses 5.1 and 5.2.

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5.4    Subject to clause 10 and clause 19, title in the Hardware passes to Crown upon full payment of the Price in accordance with the provisions of this agreement.

5.5 Risk of loss or damage to any part of the Acres Component passes to Crown on the date of its installation at the Southbank Complex.

6.     ACCEPTANCE

6.1 After completion of installation and commissioning of the Acres Component at the Southbank Complex, Crown or its nominee will carry out such tests and assessments of the Acres Component as it considers necessary to ensure that the Acres Component conforms to the Functional Specification. Acres may appoint a representative to be present at that meeting.

6.2 The parties acknowledge that the VCGA will conduct compliance and approvals testing to ensure the Acres Component meets the requirements of the VCGA Technical Requirements Document. Crown's testing and assessment referred to in clause 6.1 will take into account the results and recommendations of the VCGA testing.

6.3 The testing of the Acres Component under clause 6.1 will be based on a reasonable judgement of "pass" or "fail" and Crown will:

       (a) notify Acres when a successful acceptance test under clause 6.1 has been carried out in respect of the installation and commissioning ("Acceptance Notification"); or

       (b) advise Acres in writing if the Acres Component or the relevant part of the Acres Component fails to satisfy the relevant acceptance tests and will specify the manner in which the Acres Component is not acceptable.

6.4 If the Acres Component fails to perform in accordance with the Functional Specification or fails to satisfy any of the relevant acceptance tests referred to in clause 6.1, Acres will (at its own expense) take steps to correct the Acres Component and the relevant acceptance test will be repeated at reasonable intervals until the Acres Component performs in accordance with the Functional Specification.

6.5 Crown reserves the right to withhold payment under clause 10.1(b) if the Acres Component does not satisfy the acceptance tests.

6.6 Acres undertakes to promptly rectify any conditions imposed by the VCGA or Crown.

6.7 Notwithstanding any other provision of this agreement, if either party considers it necessary to make minor variations to the Functional Specification, that party shall first notify the other party of its requirements and the other party shall consider the request for variation, acceptance of which shall not be unreasonably withheld.

7.     COOPERATION

       In carrying out its obligations under this agreement, Acres shall:

       (a)    comply with the reasonable directions of Crown; and

       (b)    cooperate with all third parties.

8.     UPGRADES OF SOFTWARE AND ASSOCIATED DOCUMENTATION

8.1 Acres will advise Crown of all upgraded versions of the Software and, at Crown's request and expense, upon execution of an applicable software licence agreement and payment of a licensing fee as may be agreed between the parties, Acres will provide to Crown those upgraded versions on diskette, magnetic tape and/or other appropriate electronic medium. The upgraded version will be accompanied by instructions for the installation of the upgrade. Associated Documentation will be provided for upgraded versions of the Software.

8.2 Acres agrees to provide Crown with six copies of each of the Associated Documentation and any amendments, revisions, supplementary user manuals or other relevant Associated Documentation as Acres may produce or receive from time to time. Two copies will also be provided to the VCGA.

8.3 Acres warrants that the Associated Documentation will contain sufficient information for the proper operation of the Acres Component.

9.     TRAINING

       Acres will provide to three personnel nominated by Crown at mutually acceptable times during the commissioning and acceptance testing of the Acres Component at the Southbank Complex training in relation to the operation and maintenance of the Acres Component as Crown considers appropriate to enable the personnel to operate and maintain the Acres Component confidently and without assistance.

10.    PAYMENT

10.1 Subject to this clause 10, Crown agrees to pay the Price to Acres in accordance with the following instalments:

       (a) 60% of the Price is to be paid to Acres on signing of this agreement; and

       (b) the final 40% of the Price being the balance of all amounts payable under this agreement will be paid upon Acceptance Notification being given by Crown to Acres.

10.2 The Price is CIF to Melbourne locations (as nominated by Crown) and is inclusive of all taxes and duties (including sales tax and/or a goods and services tax) levied or based on this agreement or the provision of the goods and/or services by Acres to Crown.

10.3 Crown's obligation to pay any amount under this agreement shall remain at all times subject to Acres not being in breach of any material term of this agreement and payment may be withheld by Crown until such breach is rectified by Acres.

10.4 If Acres breaches its obligation to deliver the Hardware and Software it is required to deliver by 1 November 1999 under the Time Line, Acres will have until 30 November 1999 to remedy such breach without penalty, but if Acres fails to remedy such breach by 30 November 1999, the outstanding balance of the Price payable by Crown will be reduced by an amount equal to 1 (one) per cent of the Price for each 15 days that such breach remains unremedied past 30 November 1999.

10.5 If Crown does not give Acceptance Notification to Acres by 29 February 2000 by reason of a failure by Acres to promptly comply with clause 6.4 or clause 6.6, the outstanding balance of the Price payable by Crown will be reduced by an amount equal to 1 (one) per cent of the Price for each 15 days that such failure remains unremedied past 29 February 2000.

11.    PRICE

11.1 The Price payable for the Acres Component and all of the rights granted to Crown by Acres under this Agreement are set out in the Price Schedule.



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11.2   Notwithstanding anything else in this agreement, the Price shall be the total amount payable for development, delivery, installation and commissioning of the Acres Component and all services to be performed by Acres under this agreement except for:

       (a) maintenance services (if any) which are to be negotiated by the parties from time to time; and

       (b) upgrades of Software and Associated Documentation provided pursuant to clause 8.

12.    WARRANTY SUPPORT

12.1 Acres will provide Crown with Warranty Support for the duration of the Warranty Period at no charge to Crown.

12.2 After expiry of the Warranty Period, Acres will offer to Crown maintenance services including telephone, facsimile or remote modem control support in response to any operational difficulties with the Acres Component (including investigation and correction of suspected errors in the Software) available on a 24 hour basis on terms and conditions to be agreed between the parties.

13.    HARDWARE ACCEPTANCE

       Acres shall deliver to Crown samples of the Hardware as specified in the Time Line. Crown shall inspect these samples to assess compliance with the Functional Specification and Crown's instructions as to physical design and appearance and shall either accept or reject the samples. If the samples are accepted by Crown, Acres shall deliver the entire Hardware to Crown in accordance with this agreement. If the samples are rejected, Acres shall rectify any defect identified by Crown and resubmit the samples to Crown for consideration in accordance with this clause.

14.    INTELLECTUAL PROPERTY WARRANTIES AND INDEMNITY

14.1 Acres warrants that each of the Software and the Associated Documentation used within the scope of the End User Software License Agreement, do not infringe the Intellectual Property Rights of any person.

14.2 Acres warrants that the use of the Hardware does not infringe the Intellectual Property Rights of any person.

14.3 Acres warrants that all Intellectual Property Rights in and to the Software and Associated Documentation, including without limitation the copyright which Acres has or purports to have are owned by Acres and Acres has the right to grant the rights granted to Crown in this agreement and in the End User Software License Agreement;

14.4 Acres indemnifies Crown (including its officers, servants, agents, assignees and contractors) against all claims, liability, loss, costs and expenses whether direct or indirect which may be incurred by any of them arising out of or in connection with any claim, action or proceeding by a person alleging that the exercise of the rights granted under this agreement by Crown infringes the Intellectual Property Rights of that person ("Claim").

14.5 Crown shall notify Acres as soon as practicable of any Claim or suspected Claim arising from Crown's use of the Software or any part of it.

14.6 On request from Crown, Acres shall, at its own cost, conduct the defence of a Claim. Acres must observe Crown's reasonable directions relating in any way to that defence or to negotiations for settlement of the Claim.

14.7 Crown shall, if requested by Acres, at Acres's cost, provide Acres with reasonable assistance in conducting the defence of such a Claim

14.8 Without limiting the generality of clause 14.6, as part of the settlement of any Claim or if a Claim is successful or if Acres agrees (such agreement not to be unreasonably withheld) that there is an infringement of a person's Intellectual Property Rights or Acres believes that the Software is likely to become the subject of a claim of infringement, Acres shall, at its option and cost, either:

       (a) modify or replace the Software, or any part thereof, or Associated Documentation so as to render the grant of rights to Crown under the terms of this agreement non-infringing; or

       (b) procure for Crown the rights to continue enjoying the benefit of this agreement.

14.9 If the solutions in clause 14.8(a) or (b) cannot promptly be achieved, Acres must refund to Crown the Price.

15.    CONFIDENTIALITY

15.1 All Confidential Information exchanged between the parties under this agreement or during the negotiations preceding this agreement is confidential to them and may not be disclosed to any person except:

       (a) to employees, legal advisers, auditors and other consultants of the party or its related bodies corporate requiring the Confidential Information for the purposes of this agreement; or

       (b) with the consent of the party who supplied the Confidential Information; or

       (c) if the Confidential Information is lawfully in the possession of the recipient of the Confidential Information through sources other than the party who supplied the Confidential Information; or

       (d)    if required by law; or

       (e) if strictly and necessarily required in connection with legal proceedings relating to this agreement; or

       (f)    the VCGA or persons nominated by the VCGA; or

       (g) if the Confidential Information is generally and publicly available other than as a result of breach of confidence by the person receiving the Confidential Information.

15.2   A party disclosing Confidential Information under clauses 15.1(a), (b) or
       (e) must use all reasonable endeavours to ensure that persons receiving Confidential Information from it do not disclose the Confidential Information except in the circumstances permitted in clause 14.9.

15.3 A party who has received Confidential Information from the other party under this agreement must, on the request of the other party, immediately deliver to the other party all documents or other materials containing or referring to that Confidential Information which is in its possession, power or control or in the possession, power or control of persons who have received Confidential Information from it under clauses 15.1(a), (b) or (e).

15.4 For the purposes of this agreement, each party (the "Receiving party") must do all things necessary to ensure that the remaining party may receive and handle any Confidential Information received by the Receiving party from any third person in the course of conducting any activities relevant to this agreement on the same terms and conditions as to confidentiality which apply to the Receiving party.

15.5 The obligations of the Parties in this clause 14.9 survive termination of this Agreement.



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16.    WARRANTIES

16.1 Acres warrants that from execution of this agreement until the end of the Warranty Period, the Software and the Hardware will be free from defects and in good working order. In the event of a defect in the Software or the Hardware, Acres will promptly restore the Software or the Hardware to good working condition by adjustment, repair or replacement, at Acres' option. Acres shall pay any shipping expenses necessary to undertake such adjustment, repair or replacement and return the Hardware or Hardware to Crown. In addition to any other warranty, express or implied in this agreement, Acres warrants that from the execution of this agreement until the end of the Warranty Period:

       (a) Acres has or will immediately procure the requisite technology, skill/personnel and ability sufficient to enable it to perform its obligations under this agreement;

       (b) the Hardware will at all times and for all purposes relevant to this agreement conform with the samples agreed to by Crown as specified in the Time Line and comply with the Functional Specification and Crown's instructions as to physical design and appearance.

       (c) the Hardware is suitable for normal use as reasonably contemplated by Crown;

       (d) the Acres Component and all items purchased under this agreement shall be free from material defects, shall be properly installed and shall perform in accordance with the Functional Specification;

       (e) the Associated Documentation contains sufficient information to enable Crown to use and maintain the Software;

       (f) any replacement software (excluding upgrades) provided in accordance with the terms of this agreement shall satisfy the warranties contained in this agreement;

       (g) the Acres Component will be of merchantable quality and will be fit for purpose and shall otherwise be delivered and installed without any material defects in material and workmanship;

       (h)    the Acres Component will be Year 2000 Compliant;

       (i) the Acres Component and all items purchased under this agreement will comply, in all respects, with the Functional Specification;

16.2 Any unauthorised modification, alteration or revision of all or a portion of the Software or Hardware shall cause the warranties described in this clause to be null and void.

16.3 Except as specifically provided in this agreement, there are no other warranties, express or implied. Acres acknowledges that the warranties in this clause 16 do not affect the operation of the warranties given by Acres in clauses 14 and 17 and those warranties shall continue to apply after the expiration of the Warranty Period.

17.    REPRESENTATIONS AND WARRANTIES

       Each party warrants and represents to the other party, as an inducement to the other party to enter into this agreement that at the date of this agreement:

       (a) its execution and delivery of this agreement has been properly authorised by all necessary corporate action;



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

       (b) this agreement constitutes a legal, valid and binding obligation on it and, subject to discretions exercisable by the courts in relation to the granting of equitable remedies, is enforceable in accordance with its terms by appropriate legal remedy;

       (c) this agreement does not conflict with or result in the breach of or default under any provision of its memorandum or articles of association or any material term or provision of any agreement or deed or any writ, order or injunction, judgement, law, rule or regulation to which it is a party or is subject, or by which it is bound;

       (d) all information provided by the party in writing is true and correct; and

       (e) to Acres's knowledge, there are no actions, claims, proceedings or investigations pending or threatened against it or by, against or before any person which may have a material effect on the subject matter of this agreement.

18.    LIABILITY OF ACRES IS LIMITED

18.1 Subject to any provision of this agreement which provides for an express remedy or indemnity for breach of this agreement, Acres is not liable to Crown for any loss or damage (including consequential loss and damage) suffered or incurred or arising directly or indirectly as a result of Acres's performance of this agreement or its supply of the Acres Component and services provided for in this agreement.

18.2 Except for warranties and terms implied by law, only those warranties and terms which are expressly contained in this agreement apply. If any further warranty or term is, by statute implied into this agreement ("Statutory Term") and that statute avoids or prohibits provisions in a contract excluding or modifying the application or exercise of or liability under that Statutory Term, that Statutory Term is deemed to be included in this agreement, and the liability of Acres for any breach of a Statutory Term is limited, at Acres's option, to any one or more of the following:

       (a)    If the breach relates to goods, promptly:

              (i)    replacing the goods or supplying equivalent goods;

              (ii)   repairing the goods;

              (iii) paying the cost of replacing or repairing the goods or of acquiring equivalent goods; or

              (iv)   paying the cost of having the goods repaired; and

       (b)    If the breach relates to services, promptly:

              (i)    supplying the services again; or

              (ii)   paying the cost of having the services supplied again.

19.    TERMINATION

19.1 Either party may terminate this Agreement forthwith upon the happening of any of the following events:

       (a) the other party commits a material breach of this agreement and fails to remedy such breach within thirty (30) days after notice has been given to the party in breach;

       (b) the other party commits an act of insolvency or a petition is presented for winding-up of the other or a resolution is passed for the winding-up of the other otherwise than for the purpose of amalgamation or reconstruction;

       (c) the other party enters a compromise or arrangement with creditors or a receiver or official manager or administrator is appointed; or

19.2   In the event that this agreement is terminated under clause 19.1 then:

       (a) each party shall do all such things and execute all such documents as its attorneys may reasonably request in order to record or give effect to such termination; and

       (b) each party shall upon or within a reasonable time after termination release or return to the other party all documents and other things in tangible form which contain any Confidential Information obtained from the other party pursuant to this Agreement or if any Confidential Information is embodied invaluable property belonging to the party receiving the Confidential Information, the receiving party shall certify that it has observed its obligations by erasure or other appropriate means as authorised by the party to whom such Confidential Information belongs.

19.3   In the event that this agreement is terminated by Crown because of:

       (a) a material breach by Acres which is unremedied in accordance with clause 19.1(a), Acres shall refund to Crown the Price or any part of the Price paid by Crown;

       (b) an insolvency event of Acres identified in clause 19.1(b) or 19.1(c) which occurs prior to Crown giving Acceptance Notification, Acres shall deliver the Software at the stage of completion at the time of termination (including the source code to the Software) to Crown so as to enable Crown to complete the upgrade of the System without any further payment by Crown. Title to any Hardware delivered to Crown by Acres shall pass to Crown.

19.4 In the event that this agreement is terminated by Acres because of a material breach by Crown which is unremedied in accordance with clause 19.1(a), and Crown has paid the Price or any part of the Price, Crown shall be entitled to:

       (a) retain, without further payment, all Hardware supplied by Acres to Crown under this agreement (and title to such Hardware shall pass to Crown); and

       (b) a refund of the difference between the Price or any part of the Price paid by Crown to Acres and the reasonable cost incurred by Acres as at the date of termination in respect of:

              (i)    the Hardware; and

              (ii)   development of the Acres Component.

20.    CONTROLLED CONTRACT PROVISIONS

20.1 If this agreement falls within the definition of a controlled contract under section 29(1) of the Casino Control Act 1991 (Vic) (the "Act"), this clause is included in the agreement.

20.2   This agreement is of no force or effect unless or until either:

       (a) the Casino Control Authority ("the Authority") has approved the entry into this Agreement; or

       (b) the period during which the Authority is empowered to give written notice of its objection to the proposed entry into this agreement has expired without notice having been given to Crown by the Authority, in accordance with section 30 of the Act.

20.3 This agreement may be terminated by the Authority pursuant to its powers under section 32 of the Act or by any party upon receipt of a written notice from the Authority lawfully requiring the termination of this agreement, in accordance with the terms of that notice.

20.4 Acres must, if requested by Crown, co-operate with Crown and do all things which are reasonably required by Crown to persuade the Authority, in accordance with section 32 of the Act, as to why this agreement should not be terminated.

20.5   The parties acknowledge that, in accordance with section 33 of the Act:

       (a) termination under clause 20.3 does not affect a right acquired, or a liability incurred, before that termination; and

       (b) no liability for breach of contract is incurred by a party by reason only of that termination.

20.6 This agreement may only be varied, amended or supplemented by written document which includes a provision to the effect of clause 20.2 and is signed by the parties.

20.7 If the Act is amended so that there are amended or additional requirements which must be satisfied prior to the entry into or the giving effect to this agreement, this agreement is of no force or effect until those requirements are satisfied or waived by the Authority. The provisions of clause 20.2 only have force or effect while they reflect the requirements of section 30 of the Act.

21.    FORCE MAJEURE EVENTS

21.1   DEFINITION

       "FORCE MAJEURE EVENT," means any act, occurrence or omission, as a result of which the party relying on it is prevented from or delayed in performing any of its obligations under this agreement, and which is beyond the control of that party, including (without limitation) civil disturbance or commotion, act of God, war, blockade, riot, revolution, earthquake, flood, storm, tempest, other natural calamity, prolonged atmospheric interference and legal or government enactment, order, requirement or regulation.

21.2 A party that becomes aware of any matter likely to constitute a Force Majeure Event affecting the obligations of either party must immediately give notice of that fact, and of all relevant particulars, to the other party.

21.3 Immediately a Force Majeure Event occurs a party the performance of whose obligations is affected by that Force Majeure Event (the "Affected Party") must give to the other party notice containing full particulars of the Force Majeure Event including its nature and likely duration, the obligations affected by it and the nature and extent of its effect on those obligations ("Suspension Notice").

21.4 The obligations of the Affected Party are suspended, to the extent that they are affected by the Force Majeure Event, from the date the Affected Party gives a Suspension Notice in respect of that Force Majeure Event until the cessation of the Force Majeure Event.

21.5 The Affected Party must use its best endeavours to remove the effect of each Force Majeure Event affecting its performance of this agreement (except in the case of industrial action where the Affected Party must use reasonable endeavours to resolve it).

21.6 During the period of suspension of any obligation of the Affected Party under clause 21.4 the other party may (but need not) make alternative arrangements for the performance, whether by another person or otherwise, of any obligation so suspended without incurring any liability to the Affected Party.

21.7 An Affected Party must give immediate notice to the other party of the cessation of each Force Majeure Event the subject of a Suspension Notice and must immediately after cessation of that Force Majeure Event resume performance of any obligation suspended as a result of it.

21.8 If a Force Majeure Event continues for a period of one month after a Suspension Notice is given in respect of that Force Majeure Event, this Agreement may be terminated by either party on not less than five business days' notice given to the other without any liability for breach of contract in respect of that termination.

22.    DISPUTES

22.1 Any dispute arising in connection with this agreement which cannot be settled by negotiation between the parties or their representatives shall be submitted to arbitration in accordance with the Rules for the Conduct of Commercial Arbitrations for the time being of the Institute of Arbitrators and Mediators Australia. During such arbitration, both Parties may be legally represented.

22.2 Prior to referring a matter to arbitration pursuant to subclause 1, the Parties shall:

       (a) formally refer the dispute to their respective contract managers for consideration;

       (b)    in good faith explore the prospect of mediation.

22.3 Nothing in this clause shall prevent a Party from seeking urgent equitable relief before an appropriate court.

23.    NOTICES

23.1 A notice under this agreement must be signed by or on behalf of the person giving it, it must be addressed to the person to whom it is to be given and be:

       (a)    delivered at that person's address; or

       (b)    sent by pre-paid mail to that person's address; or

       (c)    transmitted by facsimile to that person's address.

23.2 A notice given to a party in accordance with this clause is treated as having been given and received:

       (a) if delivered to a party's address, on the day of delivery if delivered before 12 noon on that business day, otherwise on the next business day;

       (b)    if sent by pre-paid mail, on the third business day after posting;

       (c) if transmitted by facsimile to a party's address and a correct and complete transmission report is received by the transmitting party, on the day of transmission if the transmission is completed before 12 noon on that business day, otherwise on the next business day.

23.3 For the purposes of this clause the address of a party is the address set out adjacent to the parties name on page 1 of this agreement or as a party may otherwise notify the other under this clause.

24.    MUTUAL CO-OPERATION

       Each party agrees to provide the other party with the necessary assistance and cooperation in order to facilitate the other party's performance of its obligations under this agreement.

25.    GENERAL

25.1   NO ASSIGNMENT

       No party to this agreement shall assign or purport to assign its rights or obligations under this agreement without the prior consent of the other party.

25.2   FURTHER ASSURANCES

       Each party agrees to do all such things and execute all such deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this agreement and the transactions contemplated by it.

25.3   WAIVER

       The non-exercise of or delay in exercising any power or right of a party does not operate as a waiver of that power or right nor does any single exercise of the power or right preclude any other or further exercise of it or the exercise of any other power or right. A power or right may only be waived in writing, signed by the party bound by the waiver.

25.4   AMENDMENT

       This agreement may only amended or supplemented in writing, signed by the parties.

25.5   SEVERABILITY

       Any provision in this agreement which is invalid or unenforceable in any jurisdiction is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this agreement or affecting the validity or enforceability of that provision in any jurisdiction.

25.6   ENTIRE AGREEMENT

       This agreement is the entire agreement of the parties on the subject matter. The only enforceable obligations and liabilities of the parties in relation to the subject matter are those that arise out of the provisions contained in this agreement. All representations, communications and prior agreements in relation to the subject matter are merged in and superseded by this agreement.

25.7   EXCLUSION OF AGENCY PARTNERSHIP AND JOINT VENTURE

       Nothing is this agreement is to be treated as creating a partnership or joint venture between the parties under the laws of any applicable jurisdiction and no party may act or has any authority to act as agent of or in any way by to commit the other party to any obligations.

25.8   PERFORMANCE OF FUNCTIONS

       Each party shall carry out its responsibility under this agreement:

       (a) in a timely and expeditious manner to the reasonable satisfaction of the other;

       (b)    in a good, commercially prudent and reasonable manner; and

       (c) shall conduct itself in a manner designed to minimise any disruption to the other party's activities (or third parties' activities) being conducted at the Southbank Complex.

25.9   GOVERNING LAW

       This agreement is governed by the law in force in the State of Victoria, Australia. The parties submit to the exclusive jurisdiction of the courts of Victoria and any courts which may hear appeals from those courts in respect of any proceedings in connection with this agreement.

25.10  EXPENSES

       Each party shall bear and be responsible for its own legal and accounting costs and expenses in connection with the preparation, completion and carrying into effect of this agreement, unless the parties otherwise agree.

EXECUTED as an agreement

SIGNED, SEALED and DELIVERED for   )
CROWN LIMITED ACN 006 973 262      )         -----------------------------------
under power of attorney            )         Signature of attorney
in the presence of:                )


                                             PETER ALAN DAVID RONEC
-----------------------------------          -----------------------------------
Signature of witness                         Name of attorney


                                             26 April 1995
-----------------------------------          -----------------------------------
Name of witness                              Date of power of attorney



EXECUTED by ACRES GAMING INC:


-----------------------------------          -----------------------------------
Signature of director                        Signature of director/secretary


-----------------------------------          -----------------------------------
Name of director                             Name of director/secretary

                                   SCHEDULE 1

                            FUNCTIONAL SPECIFICATION


        Confidential portion omitted and filed separately with the SEC

                                   SCHEDULE 2

                                 PRICE SCHEDULE


-------------------------------------------------------------------------------
COMPONENT                                   UNIT PRICE     QTY     SUB TOTAL
-------------------------------------------------------------------------------

Hardware
-------------------------------------------------------------------------------

BE2 UPGRADE KITS INCLUDING:                     *         2600        *

Large VFD,                                 inclusive of          inclusive of
                                            all taxes,            all taxes,
Illuminated Card Reader,                    duties and            duties and
                                             shipping              shipping
Bonus Button,

Power Supply,

12 button backlit keypad,

Player tracking brackets including
assembly and testing of VFD, Card Reader,
Bonus Button and Keypad
-------------------------------------------------------------------------------

Software
-------------------------------------------------------------------------------

ACRES COMPONENT AS PER THE FUNCTIONAL           *            1        *
SPECIFICATION INCLUDING:

Machine Credits Transfer

Card Balance Adjustment

Cashless Transaction Server

Key Distribution Server

Cashless Transaction Change Booth
Terminal

Transaction Replication Database

BE2 incorporating ASP 1000 V2.04

plus current version of ASP 1000

Automated Xtra Credits(TM)

Transaction Balancing Software

Concentrator

Translator

Bonus Server

Configuration WorkStation

Bank Controller
-------------------------------------------------------------------------------

Direct Costs
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
INSTALLATION, COMMISSIONING SUPPORT AND         *            1          *
DOCUMENTATION
-------------------------------------------------------------------------------

TOTAL                                                             $A8,250,000
-------------------------------------------------------------------------------



THE PRICE IS INCLUSIVE OF ALL TRAVEL, FOOD AND LODGING COSTS FOR THE PROVISION OF SUCH ON-SITE PERSONNEL OF ACRES AS ARE REASONABLY REQUESTED BY CROWN TO BE PRESENT AT THE SOUTHBANK COMPLEX UNTIL CROWN GIVES ACCEPTANCE NOTIFICATION.

       *Confidential portion omitted and filed separately with the SEC

                                   SCHEDULE 3

                                    TIME LINE

   * CROWN and Acres execute System Upgrade Agreement and Crown pays to Acres first instalment of the Price.

   * ARISTOCRAT delivers ASP specifications and support kits to designated EGM vendors

   * ACRES delivers samples of Player Tracking Brackets (as referred to in section 8.2 of the Functional Specification) for Aristocrat Mk V, Aristocrat MVP, IGT GameKing and Olympic OA3 EGMs with installed BE-2 upgrade kits (as referred to in section 3.3(c) of the Functional Specification) to Crown for approval

                    ARISTOCRAT delivers final modified ASP 1000 simulator to each game vendor for integration testing.

   * ACRES obtains ESD and safety approval of large VFD and 12 Button Backlit Keypad

   *                ACRES installs upgraded system software in Crown testbed.
                    Crown commences initial integration testing and notifies VCGA that the System is available for testing.

                    ACRES installs Software comprising MCI emulator version of BE-2 code in Crown test bed.

   *                ACRES BE-2 MCI emulator Software recommended for approval

   * ACRES begins installation of Automated PointPlay and Cashless Wagering Hardware and Software in Crown test bed

                    CROWN installs Cashless version of Syco in test bed.

                    All EGM vendors begin installation of upgraded ASP protocol in Crown test bed.

                    ACRES obtains VCGA approval of MCI emulator software for BE-2 upgrade kits

                    ACRES ships first of three weekly shipments of 800, 900 and 900 BE-2 upgrade kits (2,550 of which are installed within Player Testing Brackets) tested

   * CROWN technicians begin installation of BE-2 upgrade kits on casino floor

                    VCGA begins final testing of Acres and EGM Hardware and Software

   * ACRES Cashless Wagering and PointPlay Software recommended for final approval

                    CROWN Syco software recommended for final approval

                    CROWN finishes installation of all BE-2 upgrade kits on floor.

   *                CROWN completes installation of System Hardware

                    Crown commences installation of ASP Version 2.04 EGM
                    Software.

                    CROWN seeks approval to commence trial of new System.

       *Confidential portion omitted and filed separately with the SEC

                                   SCHEDULE 4

                       END USER SOFTWARE LICENSE AGREEMENT

1.1        END-USER SOFTWARE LICENSE AGREEMENT

           This End-User Software License Agreement ("Agreement") is made effective on the date last signed below between Acres Gaming Incorporated, a Nevada corporation, having an office at 815 N.W. Ninth Street, Corvallis, Oregon 97330 ("Licensor") and Crown Limited ACN 006 973 262, a corporation organized under the laws of Australia and having an office at 99 Queensbridge Street, Southbank Victoria, Australia ("Licensee").

1.         LICENSE

           (a) In accordance with the terms herein, Licensor grants to Licensee, and Licensee accepts from Licensor, a perpetual non-exclusive and non-transferable license to use the Licensor's software and firmware as described in Schedule A to this agreement (the "Software").

           (b) The Software shall be used only on equipment and at location(s) identified in Schedule B. The Software shall be used only for Licensee's own business, which includes operating gaming devices for the benefit of its customers and clients. Licensee shall not: (1) permit any third party to use the Software, (2) use the Software for any purpose other than operating gaming devices, or (3) allow access to the licensed Software through terminals located outside Licensee's business premises identified in Schedule B.

2.         DESCRIPTION OF OTHER RIGHTS AND LIMITATIONS

           (a) Licensee may not reverse engineer, decompile, or disassemble the Software, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

           (b) Licensee must maintain all copyright notices on all copies of the Software.

           (c) Licensee may not distribute copies of the Software to third parties, save for copies which the Licensee must provide to the Victorian Casino and Gaming Authority for the Licensee to comply with its obligations under the Casino Control Act 1991
                  (Vic)..

           (d)    Licensee may not adapt or modify the Software.

3.         NO ROYALTY

           The license granted herein is granted by Licensor pursuant to the System Upgrade Agreement between Licensee and Licensor dated _______, and is granted in consideration of such Agreement. No further license fee or royalty shall be payable to Licensor by Licensee.

4.         SOFTWARE OWNERSHIP

           Licensor warrants and represents that it is the owner of the Software and all portions thereof and that it has the right to modify same and to grant Licensee a license for its use.

5.         TITLE TO SOFTWARE, CONFIDENTIALITY, AND INSPECTION

           (a) The Software and all programs developed hereunder and all copies thereof are proprietary to Licensor and title thereto remains in Licensor. All applicable rights to patents, copyrights, trademarks and trade secrets in the Software or any modifications made at Licensee's request are and shall remain in Licensor. Licensee shall not sell, transfer, publish, disclose, display or otherwise make available the Software or copies thereof to others. Licensee agrees to secure and protect each module, software product, documentation and copies thereof in a manner consistent with the maintenance of Licensor's rights therein and to take appropriate action by instruction or agreement with its employees or consultants who are permitted access to each program or software product to satisfy its obligations hereunder. All copies made by the Licensee of the Software and other programs developed hereunder, including translations, compilations, partial copies with modifications and updated works, are the property of Licensor. Violation of any provision of this paragraph shall be the basis for immediate termination of this License Agreement.

          (b) To assist Licensor in the protection of its proprietary rights, Licensee shall permit representatives of Licensor to inspect at all reasonable times any location at which Software is being used.

6.        WARRANTIES AND INDEMNITIES

          The Licensor gives the warranties and indemnities in respect of the Software that are set out in the System Upgrade Agreement.

7.        TERMINATION

          (a) Licensor shall have the right to terminate this agreement and license(s) granted herein: (i) in the event that Licensee, its officers or employees violates any provision of this License Agreement and such violation is not remedied by the Licensee within thirty (30) days of written notice by the Licensor, and
                 (ii) in the event Licensee (A) terminates or suspends its business; (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute or (C) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority.

          (b) In the event of termination by reason of the Licensee's failure to comply with any part of this agreement, or upon any act which shall give rise to Licensor's right to terminate, Licensor shall have the right, to terminate the license(s) in accordance with clause 7(a) and take immediate possession of the Software and documentation and all copies wherever located. Within five (5) days after termination of the license(s), Licensee will return to Licensor the Software in the form provided by Licensor or as modified by the Licensee, or upon request by Licensor destroy the Software and all copies, and certify in writing that they have been destroyed. Termination under this paragraph shall not relieve Licensee of its obligations regarding confidentiality of the Software.

          (c) Without limiting any of the above provisions, in the event of termination as a result of the Licensee's failure to comply with any of its obligations under this License Agreement, the Licensee shall continue to be obligated for any payments due. Termination of the license(s) shall be in addition to and not in lieu of any equitable remedies available to Licensor.

          (d) In the event that the Licensor (A) terminates or suspends its business; (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute or (C) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority, the provisions of the source code deposit agreement referred to in clause 4.4 of the System Upgrade Agreement shall apply.

8.        LICENSED LOCATIONS

          Use of the Software by the Licensee at any location other than those described above in Article 1 shall be the basis for immediate termination of this License Agreement. Termination of the License Agreement shall be in addition to, and not in lieu of, any equitable remedies available to Licensor.

9.        LIMITATION OF LIABILITY

          EXCEPT FOR NON-EXCLUDABLE WARRANTIES AND TERMS REQUIRED BY STATUTE, ONLY THOSE WARRANTIES AND TERMS WHICH ARE EXPRESSLY CONTAINED IN THIS AGREEMENT AND THE SYSTEM UPGRADE AGREEMENT APPLY.

10.       GENERAL PROVISIONS

          (a) Notice. Any notice, request, demand, or other communication that is required or permitted under this Agreement shall be deemed properly given if it is deposited in the U.S. mail, certified, return, receipt requested, postage prepaid, properly addressed to the respective addresses as set forth above.

          (b) Limitation of Action. No action, regardless of form, arising out of this Agreement may be brought by Licensee more than one year after the cause of action has arisen.

          (c) Attorneys' Fees. If either party brings any legal action or other proceeding for breach of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

          (d) Divisibility. If any provision of this Agreement is found to be prohibited by law and invalid, or for any other reason if any provision held to be unenforceable, in whole or in part, such provision shall be ineffective to the extent of the prohibition or unenforceability without invalidating or having any other adverse effect upon any other provision of this Agreement.

          (e) Entire Agreement. This Agreement shall be read in conjunction with the System Upgrade Agreement and together with that agreement, shall constitute the entire agreement between the parties relating to the subject matter. No extension, modification or amendment of this Agreement shall be binding upon a party unless such extension, modification or amendment is set forth in a written instrument, which is executed and delivered on behalf of such party.

In Witness Whereof, the parties hereto have duly executed this Agreement, including the Exhibits attached hereto and incorporated herein by reference, as of the date last signed below.


ACRES GAMING INCORPORATED                    CROWN LIMITED


By:                                          By:
   --------------------------------             --------------------------------

Title:                                       Title:
      -----------------------------                -----------------------------

Date:                                        Date:
     ------------------------------               ------------------------------

               SCHEDULE A (TO END USER SOFTWARE LICENSE AGREEMENT)

                             DESCRIPTION OF SOFTWARE

THE SOFTWARE SUPPLIED BY THE LICENSOR UNDER THE SYSTEM UPGRADE AGREEMENT DATED [INSERT DATE] BETWEEN THE LICENSOR AND THE LICENSEE AS DEFINED IN THAT AGREEMENT, INCLUDING SOFTWARE FOR THE FOLLOWING ITEMS:

       (a)    Translator

       (b)    Concentrator

       (c)    Bonus server

       (d)    Configuration work station

       (e)    Bank controller

       (f)    Bonus engine 2

       (g)    Coinless transaction server

       (h)    Coinless transaction database

       (i)    Key distribution centre

       (j)    Cashless transaction enquiry terminal

               SCHEDULE B (TO END USER SOFTWARE LICENSE AGREEMENT)

                                LICENSED LOCATION

CROWN ENTERTAINMENT COMPLEX, SOUTHBANK, VICTORIA, AUSTRALIA.

                                   SCHEDULE 5

                    LIST OF EQUIPMENT TO BE RETURNED TO ACRES

2,600 units of:

       (k)    Machine Communication Interface (MCI);

       (l)    Magnetic Stripe Card Reader;

       (m)    Three colour illuminated bezel;

       (n)    Bonus button; and

       (o)    Vacuum Florescent Display (VFD).